UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2006

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon	97229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 16, 2006, the Company executed the 2005 Restated Deferred Compensation Plan. Under this restatement, employees who are expected to earn regular salary of at least $125,000 and are designated by the Chief Executive Officer and employees who are officers can generally elect to defer up to 50% of their salary and 100% of their performance bonuses. Cash amounts credited to the Deferred Compensation Plan will earn a rate of return based on investment funds selected by the participants from a prescribed menu of options. Generally, deferred amounts will be paid in a lump sum upon termination, except in the case of retirement, in which case the deferred amounts will be paid in a lump sum or in annual installments for up to 10 years, as elected by the executive. Effective in 2007, officers and other eligible employees may defer payment under restricted stock units granted to them by the Company. Payment will be in shares of Company common stock under the same terms as cash amounts. The Company intends to set aside amounts in a grantor trust to cover the Company’s obligation to pay deferred compensation. The 2005 Restated Deferred Compensation Plan is attached as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

10.1	2005 Restated Deferred Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2006.

Electro Scientific Industries, Inc.

By	/s/ Kerry L. Mustoe
Kerry L. Mustoe
Interim Chief Financial Officer, Chief Accounting Officer and Secretary

Exhibit Index

Exhibit	Description

10.1	2005 Restated Deferred Compensation Plan

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